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                                                                       Exhibit 2
                           STOCK PURCHASE AGREEMENT

     Stock Purchase Agreement, dated as of June 30, 1996, by and between Sodak Gaming, Inc., a South Dakota corporation (the "Purchaser"), and John Parker, an individual, John Nix, an individual, (hereinafter collectively referred to as "Sellers"), and Gamblers Supply Management Company, a South Dakota corporation (the "Company");

          WHEREAS, Sellers own ten thousand (10,000) shares of common stock, par value $1.00 per share, of the Company, constituting all the issued and outstanding shares of capital stock of the company (such shares being referred to herein as the "Stock").

          WHEREAS, Sellers desire to sell, and Purchaser desires to purchase the Stock on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows;

          1.  Purchase and Sale of Stock

          1.1 All Right, Title and Interest of Sellers. Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers, all of the right, title and interest of Sellers in and to the Stock at the Closing (as defined in Section 1.3) on the terms and subject to the conditions set forth in this Agreement.

          1.2 Purchase Price. The aggregate purchase price for the Stock is One Million Dollars ($1,000,000.00) (the "Purchase Price"), payable in the manner provided in Section 1. 3.

          1.3  The Closing.

               (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of the Purchaser, at 10:00 a.m. July 1, 1996 (the "Closing Date"), or at such other place and on such other date as is mutually agreeable to Purchaser and Sellers. The Closing will be effective as of the close of business on June 30, 1996.

               (b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following "Closing Transactions" on the Closing
Date:

                    (i) Sellers will assign and transfer to Purchaser good and valid title in and to the Stock, free and clear of all liens, by delivering to Purchaser a stock certificate or certificates representing the Stock, duly endorsed for transfer or accompanied by duly executed stock

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powers endorsed in blank with requisite stock transfer tax stamps, if any, attached;

                    (ii) On the day of closing or the first business day thereafter, Purchaser shall remit to Sellers a sum of one million dollars ($1,000,000.00) by wire transfer of immediately available funds to the account designated by Sellers to Purchaser prior to Closing.

                    (iii) On the Date of Closing shall deliver Promissory Notes between GSMC as Promisor and Sellers as Promisees in the aggregate amount of Four Million Four Hundred Thousand Dollars ($4,400,000.00) payable in thirty-six (36) equal monthly installments at eight percent (8%) interest, with the first payment due thirty (30) days from date of closing. Performance of the terms and conditions of said note shall be guaranteed by the Purchaser.

          1.4 Section 338(h)(10) Election. The Sellers and the Purchaser shall make an election on Form 8023-A under Section 338(h)(10) of the Internal Revenue Code. Section 338(h)(10) and the income tax regulations thereunder provide that any taxable gain on the deemed asset sale will pass through to the selling S corporation shareholders of the Company on the final S corporation federal income tax return. The selling shareholders do not recognize gain or loss on the sale of their stock.

               In connection with the Section 338(h)(10) election, the Purchaser and the Sellers agree to sign Form 8023-A on or before Closing.

               The Sellers shall prepare or have prepared on their behalf final S corporation income tax returns reflecting the results of the Section 338(h)(10) election, and shall provide the Purchaser an opportunity to review such returns for 30 days prior to filing.

               Each of the parties shall deliver to the other the documents required to be delivered pursuant to this Agreement.

          1.5 Release of Sellers Personal Guarantees and Obligations. Purchaser agrees to release and indemnify Sellers personal guarantees and obligations either from Sodak or third parties identified with specificity in Annex 1.5.

          2.   Representations and Warranties of Sellers and the Company.

               The Sellers and Company represent and warrant to the Purchaser:

               2.1  Organization, Standing, Etc.

               The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota. The Company has all requisite power and

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authority and all authorizations, licenses, permits and certifications necessary to carry on its business to own, operate, and hold its properties and assets, to enter into this Agreement and carry out the provisions of this Agreement.

               The Articles and Bylaws of the Company presently in effect have been delivered to the Purchaser and are true and complete. Such Articles and Bylaws have not been restated, amended or repealed since such delivery.

               The Company has no Subsidiaries or direct or indirect equity interest (by way of stock ownership or otherwise) in any firm, corporation, partnership, joint venture, association or business.

               The Company has elected, and the Internal Revenue Service has acknowledged, the Company's status as an S corporation for Federal income tax purposes. The Company and the Sellers have taken no action to invalidate the S corporation election.

          2.2  Qualification.

               The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction where the nature of its activities or of its owned or leased properties makes such qualification, licensing or domestication necessary.

          2.3  Capital Stock.

               The authorized capital stock of the Company consists of one million (1,000,000) shares of Common Stock, par value One Dollar ($1.00) per share, and the Company has no authority to issue any other capital stock.

               The number of shares of Common Stock issued and outstanding is ten thousand (10,000). All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptory rights.

               The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by the Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind. There are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

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          2.4  Indebtedness.

               The Company has no Indebtedness for Borrowed Money (as hereinafter defined) except as disclosed on the latest Balance Sheet (as hereinafter defined) or in Annex 2.4.

               The Company has no indebtedness or amounts payable to Sellers except the Promissory Notes referenced in Section 1.3(b)(iii).

          2.5  Common Stockholders.

               Sellers own, beneficially and of record, all right, title and interest in and to the Stock free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other agreements, restrictions or limitations of any kind and, on the Closing Date, the delivery of by Sellers of a certificate or certificates in the manner set forth in Section 1.3(b) hereof will transfer good and valid title to the Stock to Purchaser, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind.

               No holder of shares of Common Stock or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the Stock or otherwise.

               There is no voting trust, agreement or arrangement among any of the holders of voting stock of the company affecting the exercise of the voting rights of such stock.

          2.6  Corporate Acts and Proceedings.

               All corporate acts and proceedings required for the authorization, execution and delivery of this Agreement, the offer, issuance and delivery of the Stock and the performance of this Agreement and the terms of the Articles by the Company have been lawfully and validly taken or will have been so taken prior to the Closing.

          2.7  Compliance with Laws and Other Instruments.

               The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable state and federal rules and regulations.

               The execution, delivery and performance by the Company of this Agreement and the observance of the terms of the Articles:

               (a) will not require from the Board or stockholders of the Company any

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consent or approval except such as shall have been obtained prior to the
Closing;
               (b) to the best of the Company's and Seller's knowledge, information and belief, there will be no requirement for any authorization, consent, approval, license exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have been obtained or made prior to Closing.
               (c) upon being approved by the Iowa Racing and Gaming Commission will not cause the Company to violate or contravene: (i) any provision of law presently in effect, (ii) any rule or regulation presently in effect of any agency or government, domestic or foreign, (iii) any order, writ, judgment, injunction, decree, determination or award presently in effect, or (iv) any provision of the Articles or Bylaws;
               (d) to the best of the Company's knowledge and belief after reasonable investigation, will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any material indenture, loan or credit agreement, note agreement, deed or trust, mortgage, security agreement or other agreement, lease, instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected; and
               (e) will not result in the creation or imposition of any Material Lien.
               (f) to the best of the company's knowledge, information and belief after reasonable inquiry, will not result in Purchaser or the Company becoming subject to, or become liable for, the payment of any tax not in the ordinary course of business except as disclosed in Annex 2.12.

               Except in prior agreements with Purchaser or as otherwise disclosed in this Agreement or the balance sheet, the Company is not in violation of, or (with or without notice of lapse of time or both) in default under, any term or provision of its Articles or Bylaws or of any material indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other agreement, material lease, instrument, commitment or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights is bound or affected.

               To the best of the Company's and Seller's knowledge, information and belief, the Company is not subject to any restriction of any kind or character which materially and adversely

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affects in any way its business, properties, assets or prospects. The Company and the Sellers are not subject to any restriction of any kind or character which prohibits the Company or the Sellers from entering into this Agreement or would prevent or make materially burdensome the performance of or compliance with all or any part of this Agreement or the Articles or the consummation of the transactions contemplated hereby.

          2.8  Binding Obligations.

               This Agreement has been duly executed and delivered by Sellers and the Company, and constitute the legal, valid and binding obligations of ea ch of the Company and the Sellers and is enforceable against the Company, each of the Sellers and in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

          2.9  Securities Laws.

               Subject to the representations and warranties of Purchaser contained in Section 3.2, the sale of the Stock by the Sellers is and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities laws.

          2.10 No Brokers or Finders.

               No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or the Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

          2.11 Financial Statements.

               Attached hereto as Annex 2.11 are (a) the Company's audited balance sheet (the "Balance Sheet") as of December 31, 1995, (the "Balance Sheet Date") and the audited statements of income and retained earnings, and cash flows for the year then ended, and (b) the Company's unaudited balance sheet as of May 19, 1996, and the unaudited statements of income and retained earnings for the twenty week period then ended. The balance sheet of the company as of May 19, 1996, is herein referred to as the "Latest Balance Sheet."

               These financial statements (i) have been prepared from the books and records

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of the Company, (ii) present fairly the financial condition of the Company at the dates therein specified and the results of its operations for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except with respect to unaudited financial statements which do not include notes to financial statements which are required by generally accepted accounting principles, and normal year-end adjustments.

          2.12 Absence of Undisclosed Liabilities.

               Except as reflected in the Latest Balance Sheet, the Company has no Material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions of events heretofore occurring, except (i) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) or (ii) as disclosed on Annex 2.12 hereto.

          2.13 Changes.

               Except as disclosed on Annex 2.13 hereto, since May 19, 1996, the Company has not:

               (a) discharged or satisfied any material Liens other than those securing current liabilities shown on the latest Balance Sheet and current liabilities incurred since the latest Balance Sheet Date in the usual and ordinary course of business;

               (b) paid any material obligation or liability other than current liabilities shown on the latest Balance Sheet and current liabilities incurred since the latest Balance Sheet Date in the usual and ordinary course of business;

               (c) mortgaged, pledged or subjected to Lien any of its material assets, tangible or intangible;

               (d) sold, transferred or leased any of its material assets except in the usual and ordinary course of business;

               (e) canceled or compromised any material debt or claim, or waived or released any material right;

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               (f) suffered any material physical damage, destruction or loss
(whether or not covered by insurance);

               (g) entered into any material transaction other than in the usual and ordinary course of business except for this Agreement;

               (h) encountered any labor difficulties or labor union organizing activities;

               (i) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock;

               (j) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted; or

               (k) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

          2.14 Material Agreements of the Company.

               Except as expressly set forth in this Agreement and the Latest Balance Sheet, or as disclosed on Annex 2.14 hereto, the Company is not a party to any written or oral:

               (a)  agreement with any labor union;

               (b) agreement for the purchase of material fixed assets or for the purchase of materials, supplies or equipment in excess of customary operating requirements;

               (c) agreement for the employment of any officer, individual, employee or other Person on a full time basis or any agreement with any Person for consulting services;

               (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person;

               (e) Material indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Material Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Material Lien or evidencing any Indebtedness;

               (f) guaranty of any material Indebtedness;

               (g) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed Ten Thousand Dollars ($10,000) per annum;

               (h) lease or agreement, other than in the ordinary course of business, under which the Company is lessor or permits any person to hold or operate any property, real or personal,

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owned or controlled by the Company;
               (i) agreement granting any preemptive right, right of first refusal or similar right to any Person;
               (j) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property out of the ordinary course of business;
               (k) covenant not to compete or other restriction on the Company's ability to conduct its business or engage in any other activity;
               (l) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of Ten Thousand Dollars ($10,000) and is not in the ordinary course of business.

     The Company and the Sellers have furnished to the Purchaser true and complete copies of all material agreements and other documents. All parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in default in any material respect thereunder. With the exception of a power of attorney issued by GSMC to Iowa Attorneys Burns Mossman and Tom Whitney for the purpose of participating in the sales and use tax negotiations with the State of Iowa, the Company has issued no other powers of attorney.

          2.15  Key Persons.

               The individuals in Annex 2.15 are designated Key Persons in the full-time employment of the Company. The Sellers' and the Company's knowledge, no Designated Key Person, except for Dorian Doyon, who is employed by the Company, has any plans to terminate his employment with the Company, and the Company has no plans to terminate the employment of any such Designated Key Person.

               To the Sellers' and the Company's knowledge after reasonable inquiry, no Designated Key Person of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, licenses, covenants, or commitments of any nature), or is subject to any judgment, decree, or order of any court or administrative agency, (a) that would substantially conflict with such employee's obligation diligently to promote and further the interest of the Company or (b) that would substantially conflict with the Company's business as now conducted.

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               To the best of the Sellers' and the Company's information, knowledge, and belief, after reasonable inquiry, the Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes. Except pursuant to ordinary arrangements of employment compensation, and as otherwise disclosed herein, the Company is not under any obligation or liability to any officer, director, employee or Affiliate of the Company.

          2.16 Taxes, Assessments, and Governmental Charges.

               Except as disclosed in Annex 2.12, all required federal, state and local tax returns of the Company have been accurately prepared in a substantially correct manner and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. The Company is not delinquent in the payment of any tax, assessment or governmental charge, except for the state sales tax issue as disclosed in the documents included herein.

     Except as referenced in Annex 2.12, the accrual for taxes, assessments and governmental charges adequately reflected on the Latest Balance Sheet and are in accordance with generally accepted accounting principles. Since May 19, 1996, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.

               The Company has withheld or collected from its employees (not including independent contractors), sums substantially adequate to pay taxes required to be withheld or collected therefrom and have paid the same (or same are held in reserve and will be paid prior to becoming delinquent) to the proper tax receiving authorities or authorized depositaries.

               There is no limitation on the ability of Sellers to make the election under Section 338(h)(10) of the Code referred to in Section 1.4.

          2.17 Patents, Licenses, and Other Intangible Assets.

               Except as included in Annex 2.17, no patents, trademarks, service marks, trade names, copyrights or licenses and rights with respect to the foregoing, are used in or necessary for the conduct of the Company's business as now conducted which, may infringe upon or constitute a violation of any right of any Person with respect to same; the Company is not obligated or under any liability to make any payments of any royalties, fees, or otherwise, to any owner of any patent, trademark, service mark, trade name, copyright or other intangible asset with respect to the use thereof or in connection with the conduct of its business.

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          2.18  Employment Benefit Plans -- ERISA.

               The Company does not maintain and has not made contributions to any pension, profit sharing or other employee retirement benefit plan. The Company has no liability with respect to any such plan (including, without limitation, any unfunded past service or other liability or any accumulated funding deficiency) or any liability to the Pension Benefit Guaranty Corporation or under Title IV of the Employee Retirement Income Security Act of 1974, as amended, with respect to a multi-employer pension benefit plan, nor would the Company have any such liability if any such plan were terminated or if the Company withdrew, in whole or in part, from any multi-employer plan.

          2.19  Title to Property and Encumbrances.

               Except as otherwise disclosed in this Agreement and on Annex 2.19 and with such exceptions as are immaterial individually and in the aggregate, the Company has good and marketable title to all its properties and assets, including without limitation the properties and assets reflected in the Latest Balance Sheet and the properties and assets used in the conduct of its business, except for properties disposed of in the ordinary course of business since May 19, 1996, and except for properties held under valid and subsisting leases that are in full force and effect and that are not in default, subject to no Lien, except those which are shown and described on the latest Balance Sheet or as otherwise disclosed in this Agreement.

          2.20  Condition of Properties.

               With only such exceptions as are immaterial individually and in the aggregate, all facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in reasonably good operating condition and repair.

          2.21  Insurance Coverage.

               There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company and the Sellers have no reason to believe that the Company will be unable to renew its existing insurance coverage upon

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terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

          2.22  Litigation.

               Except as disclosed on Annex 2.22 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or to the best of the Sellers' and the Company's information , knowledge and belief, after reasonable inquiry, threatened against or affected the Company or its properties, assets or business or any of the Designated Key Persons that will have an adverse effect on the Company. To the best of the Sellers' and the Company's information, knowledge and belief, after reasonable inquiry, no Designated Key Person is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

          2.23  Licenses.

               To the best of the Sellers' or the Company's information , knowledge and belief, after reasonable inquiry, the Company possesses from the appropriate agency, commission, board and governmental body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Company to engage in the business currently conducted by it; and except for any administrative error or action or conduct contrary to law by any governmental entity, including any unknown to the Company and the Sellers as of the date of execution of this Agreement and at the time of the Closing, all such certificates, licenses, permits, authorizations and rights have been lawfully and validly issued, and are in full force and effect, and to the best of the Sellers' and the Company's information, knowledge, and belief, there is no reasonable grounds or basis for revocation, cancellation, withdrawal, termination, or suspension of any such certificates, licenses, permits, etc.

          2.24  Interested Party Transactions.

               Except as otherwise disclosed in Annex 2.24 no officer, director or stockholder of the Company or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person or the Company has, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchase from or

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sells or furnishes to, or proposes to purchase from, sell to or furnish to, the
Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

          2.25  Prohibited Payments.

               Neither the Company nor the Sellers have offered, promised or given to any governmental official, any political party or official thereof, any candidate for political office, or any person, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, promised or given, directly or indirectly, to any of the foregoing for the purpose of influencing action, omission or decision by the recipient in order to obtain or retain business for the Company or the Sellers, or to direct business to others, except for any payment permitted by U.S. federal or state or other applicable law.

          2.26  Disclosure.

               The representations and warranties contained in this Agreement or in any Certificate, Schedule or Annex furnished by the Company and the Sellers to the Purchaser pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact.

          2.27 Company Representation Termination

               The Company's representation terminates at closing. Notwithstanding the foregoing the Seller's representations and warranties shall continue past closing. Sellers release the Company from all claims arising out of the acquisition based on indemnification or contribution.

          2.28 Environmental Matters.

               Except as disclosed as number 3 of the Environmental Disclosures section of Annex 2.28, the Company is, and at all times has been, in full compliance with, and is not in violation of or liable under, any Environmental Law. No Seller or the Company has any basis to expect, nor has any of them or other person for whose conduct they are or may be held to be responsible receives, any actual or threatened order, notice, or other communication from
(i) any governmental body or private citizen acting in the public interest of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake and bear the costs of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real or personal) in which Sellers or the Company has or has had an interest.

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               No expenditure except as disclosed in Annex 2.28 will be required in order for Purchaser to comply with any Environmental Law in effect at the time of the Closing in connection with the operation or continued operation of the business of the Company or the real property in a manner consistent with the current operation thereof by the Company.

               Sellers have disclosed and delivered to Purchaser all environmental reports and investigations which the Company or Sellers have obtained or ordered with respect to the business of the Company and the real property.

          3.  Representations and Warranties by Purchaser.

              The Purchaser represents and warrants to the Company as follows:

          3.1  Organization, Standing, Etc.

               The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota. The Purchaser has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement and to carry out the provisions of this Agreement.

          3.2  Corporate Acts and Proceedings.

               All corporate acts and proceedings required for the authorization, execution, and delivery of this Agreement and the performance of this Agreement by Purchaser have been lawfully and validly taken or will have been so taken prior to Closing.

          3.3  Compliance with Laws and Other Instruments.

               To the best of its information, knowledge and belief after reasonable inquiry, the Purchaser is not presently in violation of any gaming law, rule or regulation, or any other law, that would prohibit or prevent the Company from doing business or from obtaining any consent, approval, certification, recertification, licensing, and/or acquiring exemptions from appropriate governmental or tribal jurisdictions in which Company is presently operating and doing business, or which have been disclosed in accordance herewith as jurisdictions in which Company intends to do business. The execution, delivery and performance by the Purchaser of this Agreement to the best of the Purchaser's information, knowledge and belief after reasonable inquiry, will not require any authorization, consent, approval, license, exemption of filing or registration with any court, governmental department, commission, board, bureau, agency or instrumentality or instrumentality of government, except as shall be obtained prior to Closing; notwithstanding this provision, it is acknowledged and agreed by the parties hereto, that the business and operations of the Company, after Closing, may be contingent upon the Purchaser obtaining authorization, consent, approval, certification, recertification, licensing and/or acquiring exemption from or by any jurisdictions in which Company is presently operating and doing business, and to this extent, certain jurisdictions may be affected, until Company and Purchaser have complied with such administrative rules and regulations provided that same are individually and in the aggregate immaterial on the business, properties, finances or prospects of Company. The Purchaser is not subject to any restriction of any kind which prohibits the Purchaser from entering into this Agreement or would prevent or make materially burdensome its performance of or compliance with all or any part of this Agreement or of the consummation of the transactions contemplated hereby.

          3.4  No Brokers or Finders.

               No person, firm or corporation has or will have, as a result of any act or omission by Purchaser, any right, interest or valid claim against the Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity in connection with the transactions contemplated by this Agreement.

          3.5  Litigation.

               There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or threatened against or affecting the Purchaser which prevents or makes burdensome its performance of or compliance with all or any part of this Agreement or consummation of the transactions contemplated hereby.

          3.6  Disclosure.

          The representations and warranties contained in this Agreement or in any Certificate, Schedule or Annex furnished by the Purchaser to the Seller or pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact.

          4.  Conditions of Purchaser's Obligations.

               The obligation of the Purchaser to purchase and pay for the Stock which it has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser.

               (a) No Misrepresentation. The representations and warranties of the

Company and the Sellers under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

               (b) Compliance with Agreement. The Company and the Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it or them on or before the Closing Date.
               (c) No Default. Except as otherwise disclosed in the balance sheet or this Agreement, there shall not exist on the Closing Date any Default (as hereinafter defined) or Event of Default (as hereinafter defined) or any event or condition which, with the giving of notice or lapse of time or both, would constitute a Default or Event of Default.
               (d) Certificate of Officer and of Sellers. The Company and the Sellers shall have delivered to the Purchaser a certificate dated the Closing Date, executed by its Chief Executive Officer certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 4.
               (e) Opinion of Company's Counsel. The Purchaser shall have received from counsel for the Company and the Sellers, a favorable opinion dated the Closing Date in a form attached to this Agreement and incorporated herein.
               (f) Articles. The Articles shall have been filed with the Secretary of State of the State of South Dakota, and a copy of the Articles certified by such Secretary of State shall have been delivered to the Purchaser.
               (g) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the Articles, including without limitation, the offer and sale of the Stock.
               (h) Gaming Suitability. The Purchaser shall have determined, in its reasonable judgment, that its association with the Company may not result in a disciplinary action or the loss of or inability to reinstate any registration, certification, license or approval held by the Purchaser or its Affiliates under any gaming laws and the Company shall have qualified or been found suitable, and maintained such status, under any gaming laws under which it is required to qualify or be found suitable.
               (i) Supporting Documents. The Purchaser shall have received the following:

                    (i) Copies of resolutions of the Board of the Company, certified by the Secretary of the Company, authorizing and approving the Articles and, as to the Board, the execution, delivery and performance of this Agreement and the performance of the Articles, and all other documents and instruments to be delivered pursuant hereto and thereto;
                    (ii) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Articles and Bylaws of the Company delivered to the Purchaser at the time of the execution of this Agreement have been validly adopted and have not been amended or modified, except to the extent provided in the Articles; and
                    (iii) A release and waiver executed by each of the Sellers stating that except for the Notes to be issued to Seller at Closing Date, the Company has no further obligation to the Sellers or their affiliates of any kind, including any obligation to pay interest, dividends, accrued salaries or any other form of compensation.
                    (iv) Evidence of the transfer of all real property, including any buildings thereon, to the Company, free and clear of any undisclosed liens, mortgages or encumbrances.
                    (v) A goodwill/noncompete agreement signed by each of the Sellers that shall preclude the Sellers' and any of their Affiliates or Agents from engaging in gaming activities within one hundred miles (100) of the site of the existing operation for a five year period. Nothing in this subsection shall prohibit Sellers from engaging in gaming activities at the Meskwaki Indian Settlement located near Tama, Iowa.
                    (vi) Resignations (effective as of the Closing Date) from such of the Company's officers and directors, as Purchaser has requested.
                    (vii) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Purchaser may reasonably and timely request for a period of one (1) year after closing.
               (j) Section 338(h) (10) Election. The Purchaser shall have received an election executed by the Sellers on Form 8023-A under Section 338(h)(10) of the Internal Revenue Code.
               (k) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and doc uments mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to the Purchaser and Sellers.

          5.  Conditions of the Sellers' Obligations.
              --------------------------------------

               The obligation of the Sellers to sell the Stock which they have agreed to sell on the Closing Date is subject to the fulfillment prior to or on Closing Date of the following conditions, any of which may be waived in whole or in part by the Sellers.

               (a) No Misrepresentation. Representations and warranties of the Purchaser under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

               (b) Compliance with Agreement. The Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

               (c) No Default. There shall not exist on the Closing Date any Default (as hereinafter defined) or any event or condition which, with the giving of notice or lapse of time or both, would constitute a Default.

               (d) Certificate of Officer. The Purchaser shall have delivered to the Sellers a certificate dated the Closing Date, executed by its Chief Executive Officer or President certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 5.

               (e) Gaming Suitability. The Sellers and the Company shall have determined, in its reasonable judgment, that its association with the Purchaser may not result in a disciplinary action or the loss of or inability to reinstate any registration, certification, license, or entitlement held by the Company or its Affiliates under any gaming law(s) and the Purchaser shall have qualified or been found suitable, and maintained such status, under any gaming laws under which it is required to qualify or be found suitable as a Stockholder of the Company.
               (f) Supporting Documents. The Sellers shall have received the following:
                    (i) Copies of resolutions of Purchaser's Board certified by the Secretary of the Purchaser, that the execution, delivery and performance of this Agreement are duly authorized in accordance with Purchaser's Certificate of Incorporation and Bylaws;

                    (ii) A certificate of incumbency executed by the Secretary of the Purchaser certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above; and

                    (iii) Unsecured promissory notes payable by the Company to the Sellers having an aggregate principal amount of Four Million Four Hundred Thousand ($4,400,000.00), which notes will bear 8% interest and shall be paid in thirty six (36) equal monthly installments, with the first payment due thirty
(30) days after closing. Such notes to sellers represent the entire amounts payable to Sellers.
                    (iv) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request.

               (g) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to the Company.

          6.   Affirmative Covenants of Sellers.

              The Sellers agree that they will cause the Company to observe each term set forth in this Agreement and that they will do the following during the period prior to Closing:

          6.1  Maintain Corporate Rights and Facilities.

              Maintain and preserve its corporate existence and all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair, ordinary wear and tear excepted; and exercise its best efforts to conduct its business in an orderly manner without voluntary interruption.

          6.2  Maintain Insurance.

               Maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated.

          6.3  Pay Taxes and Other Liabilities.

               Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition. This subsection shall not apply to any contested sales and use taxes or assessments as disclosed in Annex 2.12.

          6.4  Records and Reports.

               Accurately and fairly maintain its books of account in accordance with generally accepted accounting principles, permit the Purchaser and/or its representatives to have access to and to examine its properties, books and records, and subject to prior approval of an officer or officers of the Company designated to give such approval, same to be determined on an item-by-item basis, make copies and extracts therefrom at such reasonable times and intervals as the Purchaser may request; and to discuss its affairs, finances and accounts with officers and auditors designated by Company to give such information, to the extent and at such times and intervals as is reasonable.

          6.5  Sellers' Cooperation.

               Sellers shall take all reasonable actions necessary or desirable to assist Purchaser in obtaining all licenses, permits and approvals required for the operation of the Company's business from and after the Closing Date.

          6.6 Conduct of Business. From the date of this Agreement to the Closing Date, unless Purchaser shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement:

              (a) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course, on an arms-length basis and in accordance, in all material respects, with all applicable laws, rules and regulations and past practices;

              (b) the Company shall not, directly or indirectly, (i) amend or propose to amend its Articles or Bylaws; (ii) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities;
(iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of or any other ownership interest in the Company (iv) split, combine, or reclassify any outstanding shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of the Company; (v) borrow any amount or incur or become subject to any liability, except liabilities incurred in the ordinary course of business; (vi) discharge or satisfy any Lien on the properties or assets of the Company or pay any liability, except otherwise in the ordinary course of business, (vii) sell, assign, transfer, mortgage, pledge or subject to any Lien any of its assets, except (A) in the ordinary course of business; provided, that any such sale, assignment or transfer of any real property shall not be considered in the ordinary course of business, (B) Liens for current property taxes not yet due and payable and (C) Liens which do not affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby; (viii) cancel any debt or claims or waive any rights, except in the ordinary course of business; (ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof; (x) make any single or group of related capital expenditures or commitments therefor in excess of $10,000 or enter into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $10,000 for any individual lease or involves more than $10,000 for any group of related leases in the aggregate; or (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 6.6(b);

               (c) the Company shall not, directly or indirectly, enter into or modify any employment, severance or similar agreement or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee, except as needed to maintain current employment levels;

               (d) the Company shall not adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees, except as required by law;

               (e) the Company shall not enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is set forth on Annex 2.22 or which the Company becomes a party after the date of this Agreement, without the prior written consent of the Purchases;

               (f) with respect to properties leased by the Company, the Company shall not renew, exercise an option to extend, cancel or surrender any lease of real property nor allow any such lease to lapse, without the consent of Purchases; and

               (g) the Company shall not agree to do and neither of the Sellers shall not cause the Company to do or agree to do, any of the foregoing.

          7.  Definitions.

               Unless the context otherwise requires, the terms defined in this
Section 7 shall have the meanings specified for all purposes of this Agreement.

               Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 7, shall be construed in accordance with generally accepted accounting principles.

               "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. "Agent" of a Person shall mean any officer, director, employee, agent, partner, stockholder or Affiliate of such Person.

               "Agreement" shall mean this Agreement.

               "Board" shall mean the Board of Directors of the Company.

               "Common Stock" shall have the meaning assigned to it in Section

               "Commission" shall mean the Securities and Exchange Commission.

               "Default" shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of either party hereto or any of their respective Subsidiaries to be observed or performed under the terms of this Agreement, or the Articles, if applicable, if such default or failure in performance shall remain unremedied for thirty (30) days from date of notice in accordance with the notice provisions set forth herein, unless default is to Sodak under prior agreements, or is disclosed in the balance sheet or this Agreement.

               "Equity Security" shall mean any stock of the Company or any security convertible, with or without consideration, into any such stock, or any security carrying warrant or right to subscribe to or purchase any such stock , or any such warrant or right.

               In addition to any occurrence under the definition "Default" referenced herein, "Event of Default" shall mean (a) the failure of the Company to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within ten (10) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of the Company to perform or observe under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Indebtedness" shall mean any obligation of the Company, except sales and use tax obligations, contingent or otherwise, which under generally accepted accounting principles is required to be shown on the balance sheet of the Company as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company shall be deemed to be Indebtedness even though such obligation is not assumed by the Company.

               "Indebtedness for Borrowed Money" shall mean (a) any obligation of the Company, except sales and use tax obligations, contingent or otherwise, indebtedness in respect of money borrowed (including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable.

               "Key Person" shall mean an employee who holds the position of department head or higher level supervisor, not including corporate officers. "Latest Balance Sheet" and "Balance Sheet Date" shall have the meanings assigned to these terms in Section 2.11 hereof.

               "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

               "Material" unless otherwise defined the section in which the term is utilized shall mean any transaction, occurrence, liability, obligation, agreement, indenture, deed, trust, mortgage, asset or claim valued at more than fifteen thousand dollars ($15,000).

               "Person" shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

               "Securities Act" shall mean the Securities Act of 1933, as amended.
               "Stockholder" shall mean any Person of record owning the Common Stock on or after the Closing.

               "Subsidiary" shall mean any corporation, association or other business entity at least 50% of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both.

          8.   Enforcement.

          8.1  Remedies at Law or in Equity.

               If any Default shall occur or if any representation or warranty made by or on behalf of any party to this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading as of the date of this Agreement, the Closing Date or the date it was made, furnished or delivered, the non-defaulting party may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Articles or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or the Articles, or to enforce any other legal or equitable right of the Purchaser, or to take any one or more of such actions.

               The prevailing party in any dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or the Articles, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          8.2  Cumulative Remedies.

          None of the rights, powers or remedies conferred upon either party hereto shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Articles or now or hereafter available at law, in equity, by statute or otherwise.

          8.3  No Implied Waiver.

               Except as expressly provided in this Agreement, no course of dealing between the Sellers and the Purchaser and no delay in exercising any such right, power or remedy conferred hereby or by the Articles or now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a wavier of, or otherwise prejudice, any such right, power or remedy.

          9.   Miscellaneous.

          9.1  Waivers and Amendments.

               By mutual consent, any obligations and rights of the respective parties hereto may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and the parties may enter into a supplementary agreement(s) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Purchaser, the Sellers, and the Company.

               The foregoing notwithstanding, no such waiver or supplemental agreement shall affect any of the rights of either party hereto created by the Articles or by the corporate laws of the State of South Dakota without compliance with all applicable provisions of the Articles and the corporate laws of the State of South Dakota.

               Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 9.1.

               Parties hereto agree that execution of a facsimile of this Confidential Disclosure and Non-Circumvention Agreement shall have the same force and effect as an executed original and shall be binding upon the parties hereto.

          9.2  Waiver not a forbearance.

               Any forbearance by any party hereto in exercising any right or remedy hereunder or otherwise afforded by law, shall not be a waiver or preclude the exercise of such right or remedy by either party.

          9.3  Notices.

               All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered, mailed postage prepaid by registered or certified mail, or delivered by overnight delivery service as follows:

               (a)  If to the Company:
                    Gambler's Supply Management Company
                    600 E. 52nd Street
                    North Sioux Falls, SD 57104

               (b)  If to the Purchaser:
                    Sodak Gaming, Inc.
                    Attn: General Counsel
                    5301 S. Highway 16
                    Rapid City, SD 57701

               (c)  If to the Sellers:

                    John T. Parker and John E. Nix
                    600 E. 52nd St. North
                    Sioux Falls, SD 57104


               Any such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, when received if sent by certified or registered mail, or delivered by overnight delivery service, addressed and postage prepaid as aforesaid. Notwithstanding the foregoing, any party hereto may change its address for notice purposes by giving the other parties to this Agreement written notice in accordance herewith.

          9.4  Indemnification.

               (a) Indemnification by Seller. The Sellers shall jointly and severally indemnify and hold harmless the Purchaser and its Agents from any loss, damage, liability or claim, including attorneys' fees and defense costs reasonably incurred arising from:

                    (i) any representation or warranty of the Company or the Sellers in this Agreement (or in any certificate, report or other instrument delivered pursuant hereto) that is untrue, misleading, materially inaccurate, or materially incomplete as of the date of this Agreement, the Closing Date or the date it was made, furnished or delivered;

                    (ii) any actions, activities or material obligations required to be performed by the Company not disclosed by Company or Seller in accordance with Section 2.12 of this Agreement;

                    (iii) any tax audit, tax claim, tax deficiency, tax penalty or tax liability of the Company made or assessed by federal, state or local authorities for periods on or prior to the Closing Date, except as disclosed in the balance sheet or in Annex 2.12; and

                    (iv) any cause of action, claims, actions, suits, investigations or other proceedings arising out of any conduct by Company that occurred prior to closing which results in any revocation of any license, certification, registration under any gaming laws of any jurisdiction.

               (b) Indemnification by Purchaser. Purchaser shall indemnify and hold harmless the Sellers and their agents, and each of them, from any loss, damage, liability, or claim, including attorney's fees and defense costs reasonably incurred arising from:

                    (i) any representation or warranty of the Purchaser in this Agreement (or in any certificate, report or other instrument delivered pursuant hereto) that is untrue, inaccurate, incomplete or misleading as of the date of this Agreement, the Closing Date or the date it was made, furnished or delivered;

                    (ii) any claims, actions suits, investigations or other proceedings arising out of any conduct by Purchaser which results in any revocation of any license, certification, or registration under any gaming laws of any jurisdiction.

               (c) Indemnification Time Period. The rights of the Purchaser to indemnification by Seller pursuant to Section 9.4(a)(i) and 9.4(a)(ii) shall exist for a period of three years after the Closing Date and pursuant to Section 9.4(a)(iii) for a period of five years after the Closing Date and the rights of the Seller and the Company to indemnification pursuant to Section 9.4(b)(i) shall exist for a period of three years after the Closing Date. There shall be a five (5) year limitation period for any claim by either party for indemnification under the subsections herein pertaining to the conduct of the other party which results in any revocation of any license, registration or certification under any gaming laws of any jurisdiction.

               (d) Upon notice to Sellers specifying in reasonable detail the basis for indemnification pursuant Paragraph 9.4(a) of this Agreement, Purchaser may set off any amount to which it may be entitled under this Section against amounts otherwise payable under the Promissory Notes referenced in Section 5(f)(iii) of this Agreement. The exercise of such right of set-off by Purchaser in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes or any instrument securing a Promissory Note. If Sellers prevail in a dispute arising from a set off exercised by Purchaser, Purchaser agrees to pay Sellers interest on the withheld funds. The rate of interest on the withheld funds shall be equal to twelve percent (12%) per annum; said amount shall constitute the eight percent (8%) per annum otherwise payable pursuant the Promissory Notes plus an additional four percent (4%) for the period in which the set off was effected. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to it.

          9.5  Severability.

               Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

               The Parties hereto agree to reimburse the prevailing party for all reasonable attorney's fees incurred in the defense or pursuit of claim from any dispute arising from or relating to this Agreement

          9.6  Parties in Interest.

               To the extent permitted by this Agreement all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the Purchaser. This Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

          9.7  Assignment.

               This Agreement and the promissory note referred to in Section 5(f)(iii) shall not be assignable by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          9.8  Headings.

               The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          9.9  Governing Law.

               This Agreement and the legal relationship between the parties hereto shall be governed and construed in accordance with the laws of the State of South Dakota. In the event of any dispute between the parties, venue shall be proper only in the State of South Dakota, or in the United States District Court for the District of South Dakota, and the parties hereby submit themselves to the jurisdiction of such courts.

          9.10 Expenses.

               The Company agrees, whether or not the transactions contemplated hereby are consummated, to pay, and hold the Purchaser harmless from liability for the payment of,

               (i) stamp and other taxes, excluding income taxes, which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Stock; and

               (ii) all costs of the Company's performance of and compliance with this Agreement and the Articles.

          9.11  Counterparts.

               This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     SODAK GAMING, INC.                GAMBLER'S SUPPLY MANAGEMENT COMPANY

     By: /s/ Roland Gentner            By: /s/ John Parker
        -----------------------------     ---------------------------------

     Its: President and COO            Its: President and CEO
        -----------------------------     ---------------------------------


     SELLERS:

     By: /s/ John Parker
        -----------------------------
        John Parker

     By: /s/ John Nix
        -----------------------------
        John Nix


STATE OF SOUTH DAKOTA  )
                       )ss.
COUNTY OF PENNINGTON   )

     On this the ____ day of ______________, 1996, before me, the undersigned officer, personally appeared __________________________, who acknowledged himself to be the _____________ of Sodak Gaming, Inc., a South Dakota corporation, and that he, as such ______________, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _______________________. In Witness Whereof, I have hereunto set my hand and official seal.

(SEAL)                                 ____________________________________
                                       Notary Public
                                       My Commission Expires: _____________

STATE OF SOUTH DAKOTA      )
                           )ss.
COUNTY OF _______________  )

     On this the ____ day of ______________, 1996, before me, the undersigned officer, personally appeared __________________________, who acknowledged himself to be the _____________ of Gamblers Supply Management Company, a South Dakota corporation, and that he, as such ______________, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _______________________.
In Witness Whereof, I have hereunto set my hand and official seal.

(SEAL)                             ____________________________________________
                                   Notary Public
                                   My Commission Expires: _____________________